Exhibit 8.4
DRAFT FOR DISCUSSION PURPOSES ONLY

HUNTON & WILLIAMS LLP FOUNTAIN PLACE 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202-2799 TEL 214 • 979 • 3000 FAX 214 • 880 • 0011

___________________, 2008

First Louisiana Bancshares, Inc.
1350 East 70th Street
Shreveport, Louisiana 71105
Attn:  Ron C. Boudreaux, President and Chief Executive Officer

Re:	Federal Income Tax Opinion Issued to First Louisiana Bancshares, Inc. in Connection with Proposed Acquisition of First Louisiana Bancshares, Inc. by Home Federal Bancorp, Inc. of Louisiana

Ladies and Gentlemen:

We have acted as special counsel to First Louisiana Bancshares, Inc., a Louisiana corporation (the “Company”) in connection with the proposed merger (the “Merger”) of the Company with and into Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation (the “Holding Company”), with the Holding Company as the surviving corporation, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 11, 2007, by and between the Company, Home Federal Mutual Holding Company of Louisiana, a federally-chartered mutual holding company, and Home Federal Bancorp, Inc. of Louisiana (“Home Bancorp”), a federally-chartered subsidiary holding company (the “Agreement”).  Capitalized terms not specifically defined in this opinion letter shall have the meanings defined in the Agreement.

Set forth below are our opinions, together with the representations, assumptions and documents upon which we have relied in rendering our opinions.

A.           Documents Reviewed

In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

1.           the Agreement;

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2.           the Joint Proxy Statement and Prospectus for Home Bancorp, the Company, and the Holding Company (the “Proxy/Prospectus”);

3.           the Certificates of the Company and the Holding Company, delivered to us on or about _____________, 2008, with respect to various factual representations and certifications (collectively, the “Certificates”); and

4.           such other documents as we have deemed necessary or appropriate for purposes of this opinion.

B.	Representations

In connection with the opinions rendered below, we have reviewed and relied upon the factual representations set forth in the Certificates.

C.           Assumptions

In connection with the opinions rendered below, we have assumed that:

1.           all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

2.           the Merger, the conversion (as disclosed in the Proxy/Prospectus) (the “Conversion”) and the other transactions specified in the Agreement will be consummated as contemplated in the Agreement, without waiver of any material provision thereof;

3.           the Merger, the Conversion and the other transactions described in the Proxy/Prospectus will be consummated as described in the Proxy/Prospectus without any material deviation therefrom;

4.           the Merger will qualify as a statutory merger under the applicable laws of the state of Louisiana;

5.           the Merger will be reported by the Company and the Holding Company on their respective income tax returns in a manner consistent with the opinion set forth below; and

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6.           the Certificates are true and accurate in all material respects as of the Effective Time of the Merger.

D.           Opinion

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the Effective Time of the Merger, it is our opinion that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

E.           Limitations

1.           Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter.  These authorities may be amended or revoked at any time.  Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter.  There is no assurance that legislative, judicial, or administrative changes will not occur in the future.  We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

2.           The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates.  To the extent that any of the factual representations provided to us in the Certificates are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations.  We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificates or the Agreement.  No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way.  Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by any of the Company, Home Bancorp, or the Holding Company) could adversely affect the opinions stated herein.

3.           No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.  This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Agreement.

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4.           CIRCULAR 230 DISCLOSURE.

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT THIS OPINION IS LIMITED TO THE ONE OR MORE FEDERAL TAX ISSUES ADDRESSED HEREIN.  ADDITIONAL ISSUES MAY EXIST THAT COULD AFFECT THE FEDERAL TAX TREATMENT OF THE TRANSACTION OR MATTER THAT IS THE SUBJECT OF THE OPINION, AND THE OPINION DOES NOT CONSIDER OR PROVIDE A CONCLUSION WITH RESPECT TO ANY ADDITIONAL ISSUES.  WITH RESPECT TO ANY SIGNIFICANT FEDERAL TAX ISSUES OUTSIDE THE LIMITED SCOPE OF THIS OPINION, THE OPINION WAS NOT WRITTEN, AND CANNOT BE USED BY THE TAXPAYER, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES.

5.           This opinion letter is furnished to you solely for the benefit of the Company and its shareholders in connection with the Merger and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written consent.  We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.  Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any other person or entity.

Best regards,